UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014 (September 16, 2014)

HC2 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35210	54-1708481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

460 Herndon Parkway, Suite 150

Herndon, VA 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 456-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

Equity Agreements

On September 16, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of HC2 Holdings, Inc. (the “Company”) approved the forms of award agreements to be used in connection with the grant of awards of nonqualified stock options and restricted stock to the Company’s employees, officers, directors, consultants and advisors pursuant to the HC2 Holdings, Inc. 2014 Omnibus Equity Award Plan (the “Plan”). The Plan was approved at the Annual Meeting of Stockholders on June 12, 2014.

The form of Non-Qualified Stock Option Agreement provides a participant the right to purchase shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), during a period of up to ten years from the grant date at a price per share not less than the fair market value of the Common Stock on the grant date. The stock option vests in accordance with a vesting schedule to be determined by the Compensation Committee at the time of grant. Subject to specified exceptions, unvested options are forfeited in the event of the participant’s termination of employment. Options that are vested at the time of a participant’s termination of employment may be exercisable for a period of time after such termination, with the ability to so exercise and the period of such exercise depending on the reason for the termination.

The form of Restricted Stock Agreement provides a participant the right to receive shares of Common Stock at such time as the restricted stock vests, with the vesting schedule to be determined by the Compensation Committee at the time of grant. Subject to specified exceptions, unvested awards are forfeited in the event of the participant’s termination of employment. Participants have the right to vote the shares of Common Stock that are subject to the award. Dividend equivalents, if any, are accrued and are paid without interest at such time that the participant’s restricted stock vests.

The foregoing descriptions of the award agreements are each qualified in their entirety by reference to the Form of Non-Qualified Stock Option Agreement and the Form of Restricted Stock Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On September 22, 2014, the Company issued a press release announcing that it has extended the expiration time of its previously announced tender offer for all of the outstanding shares of common stock of Schuff International, Inc. that it does not already own to September 29, 2014 at 5:00 PM, New York City Time, unless further extended. The Company also announced that it has irrevocably waived the Financing Condition described in the Offer to Purchase related to the tender offer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing. The filing of this Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Form of Non-Qualified Stock Option Award Agreement (Filed herewith).

10.2	Form of Restricted Stock Award Agreement (Filed herewith).

99.1	Press Release of the Company, dated September 22, 2014. (Filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HC2 Holdings, Inc. (Registrant)

Date: September 22, 2014	By:	/s/ Andrea L. Mancuso
	Name:	Andrea L. Mancuso
	Title:	Acting General Counsel & Corporate Secretary